UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 5, 2017

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On June 5, 2017, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company presented data from its Phase 3 SPAN-PD clinical trial of CVT-301 (levodopa inhalation powder) that showed a statistically significant, clinically meaningful improvement in motor function, as measured by the Unified Parkinson’s Disease Rating Scale – Part III (UPDRS III) in people with Parkinson’s experiencing OFF periods. Multiple secondary endpoints, including achievement of an ON state with maintenance through 60 minutes and Patient Global Impression of Change (PGIC), were supportive of the primary endpoint result. These findings are being presented at the International Congress of Parkinson’s Disease and Movement Disorders (MDS), being held in Vancouver, British Columbia from June 4-8, 2017. In addition to the data presented at the MDS congress, the Company announced interim data from an ongoing long-term safety study (CVT-301-005). The Company is developing CVT-301 as a treatment for symptoms of OFF periods in people with Parkinson’s taking a carbidopa / levodopa regimen. OFF periods refer to the re-emergence of Parkinson’s symptoms. The Company plans to file a New Drug Application (NDA) for CVT-301 with the U.S. Food and Drug Administration (FDA) by the end of the second quarter of 2017, and a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) by the end of 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 5, 2017	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 5, 2017